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                                                                   EXHIBIT 10(i)











                                 ASHWORTH, INC.
                              AMENDED AND RESTATED
                         NONQUALIFIED STOCK OPTION PLAN
                                NOVEMBER 1, 1996












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                                TABLE OF CONTENTS

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1.      Purpose...............................................................1

2.      General Provisions of the Amended Plan................................1

3.      Option Terms and Conditions...........................................4

4.      Duration of Options...................................................4

5.      Purchase Price........................................................4

6.      Exercise of Options...................................................4

7.      Acceleration of Exercise of Installments..............................5

8.      Written Notice Required...............................................5

9.      Compliance with Laws..................................................5

10.     Employment of Optionee................................................5

11.     Option Rights upon Termination of Employment,
        Consultant or Independent Contractor Status...........................6

12.     Option Rights Upon Retirement of Disability...........................6

13.     Option Rights Upon Death of Optionee..................................6

14.     Transferability of Options............................................6

15.     Reports to Shareholders...............................................7

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                                 ASHWORTH, INC.
               AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
                                NOVEMBER 1, 1996

     Section 1. Purpose. The purpose of the Ashworth, Inc. Amended and Restated Nonqualified Stock Option Plan ("Amended Plan") is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons options to purchase shares of stock of the Company ("Option"). No Option shall be granted by the Company except pursuant to and in accordance with the terms and conditions of the Amended Plan.

     Section 2. General Provisions of the Amended Plan.

     (a) Administration. It is the intent of the Company that the Amended Plan comply in all respects with Rule 16b-3 (Rule 16b-3) under the Securities Exchange Act of 1934, as amended (Exchange Act), that any ambiguities or inconsistencies in construction of the Amended Plan be interpreted to give effect to such intention and that if any provision of the Amended Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Amended Plan to comply with Rule 16b-3.

     The Amended Plan shall be administered by the Board of Directors or a committee which the Board may designate to administer the Amended Plan (hereinafter referred to as "the Committee" which shall mean either the Board of Directors or its designated committee). Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

     The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding grants hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     (b) Authority of the Committee. Subject to other provisions of the Amended Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

          (1) to construe and interpret the Amended Plan;

          (2) to define the terms used herein;

          (3) to prescribe, amend and rescind rules and regulations relating to the Amended Plan;

          (4) to determine the persons to whom Options shall be granted under the Amended Plan;

          (5) to determine the time or times at which Options shall be granted under the Amended Plan;

          (6) to determine the number of shares subject to each Option, the price and the duration of each Option;


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          (7) to determine all of the other terms and conditions of Options; and

          (8) to make all other determinations necessary or advisable for the administration of the Amended Plan and to do everything necessary or appropriate to administer the Amended Plan.

     All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Amended Plan and on their legal representatives, heirs and beneficiaries.

     (c) Number of Shares Subject to the Amended Plan. The aggregate number of shares of Common Stock subject to the Amended Plan shall be 5,700,000. If any Options granted under the Amended Plan expire or terminate for any reason before they have been exercised in full, or if any shares subject to any Option remains unissued after a stock-for-stock exercise, the unpurchased or unissued shares shall again be available for the purposes of the Amended Plan.

     (d) Eligibility and Participation. Options may be granted only to such employees, officers, directors, consultants and advisors of the Company as the Committee shall select from time to time in its sole discretion; provided, however, that consultants and advisors shall be eligible for grants only if they provide bona fide services that are not rendered in connection with the offer or sale of securities in a capital-raising transaction. A person may be granted more than one Option under the Amended Plan. The officers and directors of the Company may make recommendations to the Committee of individuals which should be considered by the Committee. As used herein, the following terms shall have the following meanings:

          (1) "Company" means Ashworth, Inc. or any parent, subsidiary or affiliate of the Company, as defined below.

          (2) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (3) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (4) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          (5) "Committee" means the Board of Directors or committee which the Board of Directors may designate to administer the Amended Plan.


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          (6) "Optionee" means the original optionee and does not include the transferee of any option.

          (7) "Transferee" means the transferee of an option transferred according to this Plan.

     (e) Effective Date of Amended Plan. The Amended Plan became effective upon adoption by the Board of Directors on August 7, 1987, and has been amended from time to time by the Board. All Options granted under the Company's Nonqualified Stock Option Plan shall be subject to the terms of this Amended Plan.

     (f) Termination and Amendment of the Amended Plan. The Amended Plan shall be perpetual in duration, but may be terminated at any time by the Board. No Option shall be granted under the Amended Plan after its termination. Subject to the limitation contained in Section 2(h), the Board may at any time make such amendments or revisions to the terms of the Amended Plan, including the form and substance of the Options, as it deems advisable; provided, however, that no amendment or revision shall be adopted which is inconsistent with or contrary to any applicable state or federal law or regulation.

     (g) Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under the Amended Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

     (h) Prior Options and Obligations. No amendment, suspension or termination of the Amended Plan shall, without the consent of the person who has received an Option, alter or impair any of that person's rights or obligations under any Option granted under the Amended Plan prior to that amendment, suspension or termination.

     (i) Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the terms of the Amended Plan, no person shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     (j) Reservation of Shares of Common Stock. During the term of the Amended Plan, the Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Amended Plan. Furthermore, after the termination of the Amended Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the Company's obligations under


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any outstanding Options. The Company will from time to time, as is necessary to accomplish the purposes of the Amended Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance of the stock as to which the requisite authority shall not have been obtained.

     (k) Tax Withholding. The exercise of any Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

     Section 3. Option Terms and Conditions. The terms and conditions of Options granted under the Amended Plan may differ from one another as the Committee shall in its discretion determine so long as all Options granted under the Amended Plan satisfy the requirements of the Amended Plan.

     Section 4. Duration of Options. Each Option granted pursuant to the Amended Plan shall have the duration fixed by the Committee at the time of grant, subject to early termination under certain conditions as provided in the Amended Plan.

     Section 5. Purchase Price. The purchase price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be fixed by the Committee at the time of the grant of the Option, provided, however, that the purchase price shall not be less than the fair market value of the shares as determined by the administrators of the Plan, provided that if at the time the determination of fair market value is made those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the last trade price of a 100-share lot of the Common Stock on the most recent trading day preceding the date on which the determination of the fair market value is made. For purposes of this section, the term "national securities exchange" shall include the Nasdaq National Market System.

     Section 6. Exercise of Options. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) with shares of Common Stock of the Company, if permitted by the Committee, or (iv) by any other means which the Committee, in its discretion, permits after determination that such means are consistent with all applicable laws and regulations. If any portion of the purchase price at the time of exercise is paid in shares of Common Stock of the Company (a "stock-for-stock exercise"), those shares shall be valued as of the date of payment at their fair market value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if at the time the determination of fair market value is made those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the last trade price of a 100-share lot of, the


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Common Stock on that exchange on the most recent trading day preceding the date on which the determination of fair market value is made. For purposes of the preceding sentence, the term "national securities exchange" shall include the Nasdaq National Market System. In the event of a stock-for-stock exercise, the Company shall be obligated to issue only the net number of shares of Common Stock the Optionee or Transferee, as the case may be, would obtain pursuant to a stock-for-stock exercise.

     Section 7. Acceleration of Exercise of Installments. Notwithstanding the first sentence of Section 6 of the Amended Plan, if the Company or its shareholders enter into an agreement of merger or consolidation with another corporation, any Option granted pursuant to the Amended Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement of merger or consolidation and ending when the agreement of merger or consolidation is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Amended Plan, whichever occurs first; provided that the foregoing provision of this Section 7 shall not apply on account of any agreement of merger or consolidation where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, cancelled or expires, the Options granted pursuant to the Amended Plan shall thereafter be treated as if that agreement had never been entered into.

     Section 8. Written Notice Required. Any Option granted pursuant to the Amended Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     Section 9. Compliance with Laws. Shares shall not be issued with respect to any Option granted under the Amended Plan unless the exercise of that Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a person exercising an Option to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each person exercising an Option shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

     Section 10. Employment of Optionee. Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of his or her Option, to remain in the employ of, or to remain as a consultant to or independent contractor of, the Company, following the date of the granting of that Option for a period specified by the Committee, which period shall in no event exceed three years. Nothing herein or in any Option granted hereunder shall confer upon any


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Optionee any right to continued employment or retainer by the Company or limit in any way the right of the Company at any time to terminate or alter the terms of that employment, consulting or independent contractor arrangement.

     Section 11. Option Rights upon Termination of Employment, Consultant or Independent Contractor Status. If an Optionee ceases to be employed by or ceases to be a consultant to or independent contractor for the Company, or any subsidiary or affiliate of the Company for any reason other than retirement, death or disability, his or her Option shall terminate thirty (30) days after the date of termination of employment or retainer unless the Committee, in its discretion, allows the Option to remain exercisable for a period longer than thirty (30) days after the date of termination of employment or retainer. In the event the Committee allows the Option to remain exercisable for a period longer than thirty (30) days after the date of termination of employment or retainer, the Committee shall have the discretion to specify the terms and conditions to which the Option shall be subject, which terms and conditions may be the same as or a modification of the original terms and conditions of the Option.

     Section 12. Option Rights Upon Retirement or Disability. If an Optionee is terminated because of retirement or disability, the Committee, in its discretion, may allow the Option to be fully exercised, at any time within one year after the date of such termination, unless either the Option or this Plan otherwise provides for earlier termination. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of termination, or pursuant to such other terms and conditions as the Committee may specify.

     Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of an Option or the grant of a transfer of an Option, if an Optionee dies while employed or retained by the Company or any parent, subsidiary, or affiliate of the Company or at any time prior to the expiration of his or her Option, the Option shall expire no earlier than one year after the date of Optionee's death or at such later date as the Committee may in its discretion specify, irrespective of the original expiration date of the Option. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, or pursuant to such other terms and conditions as the Committee may specify, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     Section 14. Transferability of Options. Options granted pursuant to the Amended Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or pursuant to the Committee authorization described in this Section. The Committee may, in its discretion, authorize all or a portion of the options (including outstanding options) to be on terms which permit transfer by such Optionee to
(a) the spouse, children or grandchildren of the Optionee (Immediate Family Members), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (1) there may be no consideration for any such transfer, (2) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Plan, and (3) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. The Committee, in its discretion, may permit transfers to other persons or entities. Following transfer, any such


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options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

     Section 15. Reports to Shareholders. The Company shall furnish to each Optionee and Transferee a copy of the annual report sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee or Transferee a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.


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